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Exhibit 23.1

[ERNST & YOUNG LETTERHEAD]

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-367917) pertaining to the Cobalt Corporation 401(k) Plan of our report dated June 21, 2002, with respect to the financial statements and schedule of the Cobalt Corporation 401(k) Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2001.

Milwaukee, Wisconsin June 27, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS